UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

View on Two, Inc.
(Name of small business issuer in its charter)

Nevada	4725	45-5632581
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

2701 Oxborough Drive
Matthews, NC 28105
980-722-2256 Telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

David Hunter
Chief Executive Officer and Director
2701 Oxborough Drive
Matthews, NC 28105
980-722-2256 Telephone
 (Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq
PHONE 323-799-1342
FAX 951-224-6675

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.01	10,597,572	$0.05	$529,879	$60.72
Total	10,597,572	$0.05	$529,879	$60.72
_____
(1)  Registration fee has been paid via Fedwire.

(2)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time

•	Have nominal assets

SUBJECT TO COMPLETION, DATED
_____________________

PRELIMINARY PROSPECTUS

View on Two, Inc.

10,597,572 Shares of Common Stock
Price per share: $0.05
Total cash proceeds if all shares are sold: $0

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $10,935 for the next 12 months  to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan. The Company will not receive any proceeds from the sale of these shares.

The selling shareholders of View on Two, Inc. are underwriters. The 10,597,572 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $.05 for the duration of this offering.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2011 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share until such time as the shares of common stock become traded on the Over the Counter Bulletin Board or some exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013

Table of Contents

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	11
Dilution	11
Selling Security Holders	11
Plan of Distribution and Terms of the Offering	13
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	17
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	17
Description of Business	18
Reports to Stockholders	26
Management’s Discussion and Analysis	26
Facilities	28
Certain Relationships and Related Party Transactions	28
Market for Common Equity and Related Stockholders Matters	28
Dividends	28
Executive Compensation	29
Reports to Security Holders	30
Index to Financial Statements	F-1
Report of Independent Certified Public Accountant	F-2
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Changes in Stockholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “ View on Two, ” refer to View on Two, Inc.

View on Two, Inc. is a development stage company incorporated in the State of Nevada in July of 2012.

View on Two ’s address and phone number is:
View on Two , Inc.
2701 Oxborough Drive
Matthews, NC 28105
980-722-2256 Telephone

Operating History

View on Two (formerly “SegwayCity”) was founded in 2012 by David Hunter who has experience in the construction and real estate industries. The purpose of the company is currently working on developing relationships with various historic destinations, restaurants, hotels, lodges, and travel agents serving the Charlotte, NC area to ensure a steady stream of clients. To date, operations have been on an extremely limited basis.

Company Assets

View on Two ’s principal assets (“Assets”) consisted of cash totaling $ 2,185 as of June 30, 2013 .

Under the application of Rule 405 under Regulation C, we are considered to be a Shell Company as we (a) have nominal operations at this time and (b) have nominal assets.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.   For the period from its inception through the period ending June 30, 2013 the Company had Gross Revenues of $0. From inception to the period ending June 30, 2013 , the Company had Total Operating Expenses of $103,790, Net Loss of 103,790, Total Current Assets of $ 2,185, Total Assets of $2,185 , Total Current Liabilities of $0, and Total Stockholders’ Equity (Deficit) of $2,185. Although our burn rate historically has been approximately $500 - $600 per month, but we very much expect to see this increase to about $1,500 per month once we have some limited funding. Furthermore, we expect this to increase to up to $2,500 per month as we commence operations.

Future Assets and Growth

In the future, the Company hopes to develop relationships with a number of valuable contacts in the Charlotte, North Carolina area and increase awareness of the service we offer in the various target segments we will be targeting. We will start in the Charlotte, North Carolina area, but hope to eventually expand nationwide. If David Hunter is unable to dedicate time to this effort, as he is currently committed to fewer than twenty hours per month with the Company, then progress may be stagnated.

The Company has yet to develop a website or marketing presence, but over the next year we will continue to develop our marketing strategy and web presence. We hope to position ourselves for success in the Charlotte, North Carolina tourism market through our network of industry contacts. The Company had a Net Loss $103,790 for the period from inception to June 30, 2013 and anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the development of our marketing plan and legal, accounting, and Transfer Agent services. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from existing assets will be adequate to maintain our business.

Although there are several comparable segway tour companies currently in the Charlotte, North Carolina market, we believe that we can position ourselves uniquely by focusing on delivering a high quality, comfortable service to tourists and visitors. Our business model is predicated on the assumption that we can generate a steady stream of clients through contacts that are involved with the tourism industry in Charlotte, North Carolina. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

The Company currently has one manager, David Hunter , and no employees.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception July 10, 2012 through the period ended Ju ne 30, 2013 are derived from our audited and unaudited financial statements, respectively.

For the period July 10, 2012 (inception) through June 30, 2013

TOTAL ASSETS	2 ,185

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	0

TOTAL LIABILITIES	0

TOTAL STOCKHOLDERS’ EQUITY	2 ,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	2,185

For the period July 10, 2012 (inception) through June 30, 2013

Net Costs	$0

Net loss	0

Earnings per share of common stock – Basic

Weighted average shares of common stock – Basic	10, 510,576

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We will retain our emerging growth status for 5 years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or reviesed accounting standards under Section 102(b)(1). Please refer to “Management’s Discussion and Analysis – Critical Accounting Policies” for a further discussion of this exemption.

RISK FACTORS

Investors in View on Two should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company has not yet developed its website or any products and that substantial development work will be required to develop them.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to View on Two of Mr. Hunter’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of David Hunter, our sole officer and director. It would be difficult to replace Mr. Hunter at such an early stage of development of View on Two. The loss by or unavailability to View on Two of Mr. Hunter’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Hunter could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Hunter, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Hunter we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Hunter has limited experience in framing a segway tour company. The lack of experience in framing a segway tour business could limit or eliminate your return on investment.

As a result of our reliance on Mr. Hunter and his lack of experience in developing a segway tour company, our investors are at risk in losing their entire investment. Mr. Hunter intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Hunter to make the appropriate management decisions.

Mr. Hunter is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Hunter’s limited time devotion of less than 20 hours per month to View on Two could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Hunter is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Hunter’s ability to work on behalf of our company. Mr. Hunter may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Hunter will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. Although Mr. Hunter faces time devotion conflicts, none of any of Mr. Hunter’s other businesses present conflicts of interests with the Company and Mr. Hunter will not be faced with choosing to allocate business opportunities between the Company and Mr. Hunter’s other companies.

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

We hope that our intimate knowledge of the Charlotte area and the relationships that we have and will develop will set us apart from competition.  However, most of our competitors will have more resources at their disposal as they will be better established in the marketplace. Our ability to compete depends on many factors beyond our control, including the local tourism marketplace integrating our business into their web of referrals.

We may subject ourselves to liability if one of our patrons injures him/herself on a segway tour.

Patrons of our business may inadvertently use the segway in a manner that results in injury to him/herself or another patron. We will need to carry adequate insurance to run our facility properly to ensure that we don’t encounter losses beyond our insurance coverage. Furthermore, the fallout from any such injury may adversely affect our reputation. If our reputation was to be adversely affected by an injury to one of our patrons, we may never recover.

Inadequate Financial Projections

We are not providing any financial projections as to the results of operations of the Company.

Financial Projections Require Caution

If any financial projections are provided by View on Two, they are for discussion purposes only and based on an analysis performed by View on Two. Although we believe that the analysis and underlying assumptions contained in any financial projections are well founded, there can be no assurances that the analysis or the financial projections are accurate. Additionally, if the assumptions and conclusions contained in financial projections are incorrect or mistaken for any reason, then the ability of View on Two to realize its projections or to achieve profitable operations will be adversely affected. Any financial projections were prepared by us assuming a most-likely case scenario in the marketplace for View on Two. Projections are not guarantees of future financial performance, nor should they be understood as such.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. Initially, we believe we will need a minimum of $20,000 to build our website and to commence marketing efforts. To date, our financing has come from our shareholders. We believe we will need to sell additional shares of stock in order to finance our operations. We may also elect to take out loans from various sources. This offering will not result in any proceeds to the Company, and thus, additional proceeds will be needed in order to fully implement our business plan. Since our sole officer and director is not taking compensation for his time or talents, we will be able to deploy a modest website with our current resources, but will need to raise additional capital to fully implement our business plan.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12 , and after such registration we will continue such reporting as a registered company. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We may be considered a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet developed our website. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied.

The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Two members of the same family are the beneficial owners of 85% of the Company’s stock and thus can control all of the Company’s important decisions.

The managing members of G9 Holdings, LLC and GW Grace, LLC– Forrest and Theresa Garvin – are married. Because G9 Holdings and GW Grace own a combined interest of 85 % of the Company, the authority to make all the Company’s important decisions is vested in the Garvins.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay $10,000 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 10,597,572 shares of our common stock of which 997,500 shares are held by 35 shareholders of our common stock which sold in our Regulation D offering completed in  July 2012. The remaining 9,600,072 were exchanged for services provided to the company including management, development of our business plan, set up and research of the marketplace, and legal services to various insiders, consultants, family members, and our officer.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 4, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Shareholder Name	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering
Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
David G Galloway	28,500	0
David Hunter	211,950	0
David Temple	28,500	0
Dayna Critz (6)	28,500	0
Dianne Keller (4)	28,500	0
Edward A Reule	28,500	0
G9 Holdings, LLC (1) (7)	4,503,973	0
George Critz (6)	28,500	0
GW Grace, LLC (2) (7)	4,503,974	0
J Stephen Keller (4)	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely	28,500	0
James Duckworth	28,500	0
Joan Beaulieu	28,500	0
John S Lewis (5)	28,500	0
Joseph McMurry	28,500	0
Katy Kapas	28,500	0
Kelly H Young	28,500	0
Kotaya Griffith	28,500	0
Leigh Ann Neely	28,500	0
Lisa McMurry	28,500	0
Marion Palmer	28,500	0
Michael J Kapas	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Nicole McCarthan	28,500	0
Paige M Lewis (5)	28,500	0
Pamela A Mullican	28,500	0
Patricia Duckworth	28,500	0
Richard Beaulieu	28,500	0
Robert J Palmer	28,500	0
Sara Duckworth	28,500	0
Sara Palmer	28,500	0
Thomas D Young	28,500	0
Tim Helms	28,500	0
William S Conner	28,500	0
Winchester Investments, LLC (3)	380,175	0
TOTAL	10,597,572

(1)	Theresa Garvin is the Manager of G9 Holdings, LLC

(2)	Forest Garvin is the Manager of GW Grace, LLC

(3)	Dave Utley is the Manager of Winchester Investments, LLC

(4)	These shareholders are married and thus, beneficially own each other’s shares.

(5)	These shareholders are married and thus, beneficially own each other’s shares.

(6)	These shareholders are married and thus, beneficially own each other’s shares.

(7)	Forrest and Theresa Garvin are the respective managers of GW Grace, LLC and G9 Holdings, LLC and are married, thus the entities beneficially own each other’s shares.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.15 until a market develops for the stock. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $16,210.

As a result of these common shares being registered under the Securities Act, selling shareholders who subsequently resell the shares to the public themselves are underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling shareholders regarding such liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, David Hunter is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title

David Hunter	37	Chief Executive Officer, Director

Duties, Responsibilities and Experience

David Hunter, Chief Executive Officer, Director and founder of View on Two, Inc. from inception to present. David Hunter, our CEO and Director, has worked at Carolina Surveyors, Inc as a Residential Project Manager, Field Crew Chief, and CAD Draftsman since 2004. With a degree in Computer Information Systems from Appalachia State University, Mr. Hunter has applied most of his computer skills in the construction and real estate industries. He considers himself to be a detail oriented problem solving individual, thus being able to provide executive officer services to the Company despite a lack of previous experience in the touring and travel industry.

Mr. Hunter is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 705,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
G9 Holdings, LLC	4,503,973	42.50%	0%
GW Grace, LLC	4,503,974	42.50%	0%
David Hunter, CEO and Director	211,950	1.99%	0%
All Directors, Officers and Principal Stockholders as a Group	9,219,897	86.99%	0%
_____________
1.)	The address of each shareholder is care of View on Two, Inc., 2701 Oxborough Drive, Matthews, NC 28105, unless otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share Common Stock.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 10,597,572 common shares issued and outstanding . Our affiliates holding our common stock are subject to the requirements and limitations set forth in Rule 144.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We currently are authorized to issue 10,000,000 shares of preferred stock. We have not issued any of this stock and have  not developed any rights for preferred stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter  bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stan Jeong-Ha Lee, CPA (“Lee”) resigned as our independent registered public accounting firm on February 19, 2013. Lee's reports on our financial statements from inception to the date of his resignation did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles, and Lee did not issue a report on our financial statements for the year ended June 30, 2013.  Lee’s audit reports for the period from inception to July 31, 2012 contained an explanatory paragraph in respect to uncertainty as to our ability to continue as a going concern.

From inception to July 31, 2012, the date of Lee's resignation, we had no disagreements with Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Lee's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We have provided Lee with a copy of the disclosures made in our amended Registration Statement prior to the time our amended Registration Statement was filed with the Securities and Exchange Commission. We requested that Lee furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with our statements made in this Report. A copy of Lee's letter dated August 6, 2013, was attached as Exhibit 16.1 as part of our Registration Statement.

On October 1, 2013, we engaged Bongiovanni & Associates, CPAs as our auditor. The financial statements included in this prospectus and the registration statement have been audited by Bongiovanni & Associates, CPAs to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti will be paid $5,000 and 10,000 shares of stock for services rendered relating to this S-1 registration statement.

 DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of View on Two will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

  View on Two is a development stage company incorporated in the State of Nevada on July 10, 2012 and is located in Charlotte, NC . We originally incorporated as “SegwayCity” however changed the name to View on Two on November 28, 2012. View on Two is committed to providing an unforgettable historic tour experience in major cities with historic value throughout the country , initially focusing our efforts on Charlotte, North Carolina and eventually seeking to expand operations to other cities in the sourtheastern United States as our network and brand identity develops.

Business of Issuer

Objectives

Our business strategy will revolve around the need to provide quality service to our various target customers, in the process fully satisfying their needs. This shall be undertaken through recruitment of a professional team and the provision of good quality custom-designed local segway tour packages, catering to the client's particular needs and interests.

With time our marketing campaign will increase the awareness of our services in the various market segments we shall be targeting. This is particularly so with the organization looking at establishing a clear advantage(s) in an increasingly competitive market. We will provide clients with the opportunity to focus on their core activities and interests whilst their transportation side needs are fully satisfied. Marketing material shall be professionally done so as to be reflective of our intended image and reputation. We shall position ourselves as quality local historic segway tour guides that provide customer-need fulfillment, enjoyment, reliability, family fun and a good image. We intend to establish a good rapport with all the relevant stakeholders, especially restaurants and local cultural experiences.

We also intend to have well-designed brochures and other promotional material that will enable clients to have an understanding of the types of services we offer and advantages of utilizing them. In addition well-done, informative brochures, fact sheets and business cards often have a triggering effect on clients contemplating utilizing our services. Hence this will undoubtedly generate increased sales of our service.

In summary we intend to attain the following objectives:
•           Continuously provide enjoyable quality excursions/trips on time and on budget.
•           Develop enthusiastically satisfied customers all of the time.
•           Establish a market presence that assures short-term and long-term profitability, growth and success.
•           We are fully committed to supporting growth and development in the tourism and overall economy of Charlotte.
•           Contribute positively to our communities and our environment.

The next twelve months will largely be about establishing our brand and developing our network:

•
After the effectiveness of this registration statement, we intend on raising additional funds to implement our business plan. We intend to raise up to $50,000 initially to implement our business plan. This capital will go towards both marketing such as our website and other marketing as well as to the purchase of Segways.

•
We hope to have our Charlotte office up and running by February 2014 . Our office location will ideally be in the heart of Uptown Charlotte, which is home to a number of museums, hotels, restaurants, shops, and other locations likely to be frequented by our target demographic.

•	In March 2014 , we plan to purchase our first round of segways and hire and train our initial tour guides. We expect this to cost us approximately $28,000. We may look to financing these purchases.
•	The date of our first guided tour of historic Charlotte should occur in April of 2013 . By the end of April, we hope to be running about five tours per week
•	If feasible, we will look to becoming an authorized Segway tour facility.
•
From May 2014 through the end of the summer, we will assess our market and expand the number of tours offered throughout the week commensurate with the demand that has been generated by our initial marketing efforts.

•	We will make continual assessments with regard to any change in demand as the summer ends and the days begin to shorten. We will adjust the hours we remain open accordingly with our scheduled tours.
•	By October 2014 , we hope to be positioned to leverage the brand recognition we have developed and begin seriously exploring new locations for expansion.

Mission

Internally we intend to create and nurture a healthy, exuberant, respectful, and enjoyable environment, in which our employees are fairly compensated and encouraged to respect the customer and the quality of the service we intend to provide. In addition follow-up will be mandatory so as to ensure customer satisfaction and make any improvements as recommended by the customers in the future. We seek fair and responsible profit, enough to keep the company financially healthy for the short and long term, and to fairly remunerate employees for their work and effort.

Keys to Success

The keys to View on Two, Inc. success will undoubtedly be effective market segmentation through identification of several niche markets and implementation strategies. Along these lines the company intends to implement advertising, personal selling and direct marketing strategies to the target markets. Our personal selling marketing strategies will rotate around keeping in touch with local historic destinations, restaurants, hotels and upcoming local events, and advertising for more individual customers with specific interests. Hence , although there is no guarantee that even if we achieve the following aims success is not guaranteed, it is our view that our key success factors will include the following :

1.           Excellence in fulfilling the promise: We intend to offer completely enjoyable, comfortable and informative local excursions that will ensure that our clients are thoroughly satisfied and appreciative at the end of their segway tour.

2.           Timely response to customers' requests: We cannot afford to delay our clients for whatever reason, as this will have a negative bearing on our image and reputation, including future business. Hence we need to be continually communicating with the client, including local historic destinations, restaurants, hotels, lodges and local events so as to ensure that we are constantly available to the client meeting their expectations.

3.           Solid and fruitful strategic alliances: Considering the nature of our services and our relative infancy on the market, we realize the importance of establishing and maintaining fruitful strategic alliances with various stakeholders, including local historic destinations, restaurants, hotels, lodges, and local events, amongst others, so as be assured of a constant flow of customers, fulfilling their needs at every opportunity.

4.           Marketing know-how: As a relatively new company in the market there will be a need to aggressively market our business and the services we provide so as to be continuously at the top of our prospective client’s minds. This will also act as a temporary deterrent for companies contemplating entering our market. Advertising shall be undertaken on a regular basis.

Milestones

We hope to accomplish the following milestones in the next 12 months

October 2013 – Develop marketing plan. Compile list of concierges and local hotels that can offer our tour services. Develop relationships. Plan tour routes

November 2013 – Develop website. Seek out web developer to assist in the development of the website. Develop online reservation system.

December 2013 – Expected S-1 registration statement effectiveness. Launch website.

February 201 4 – Set up office in first marketplace of Charlotte

March 2014 – Purchase first round of segways. Hire and train first tour guides

April 201 4 – Launch tours for the spring season with a few tours per week.

May 201 4 – August 201 4 – Increase level of tours depending on demand for our services. Increase marketing efforts to take through the remainder of the summer

September 201 4 – Change tour schedule to fit fall foliage, changes in weather, and changes in sunlight.

October 201 4 – seek out additional cities for deployment of our services.

Competition

We compete against a variety of tour companies with similar offerings. Things such as “land and water” tours, walking tours, bike tours, bus and van tours, will all compete with us.  Barriers to entry for the touring industry are relatively low. We are competing with a variety of touring companies all over the country, specifically CitySegwayTours.com which has similar offerings as ours throughout the world. We also will compete locally with the following touring companies: Charlotte NC Tours, which also offers Segway tours and has a well-established web and community presence; C Charlotte Tours, which offers a variety of services.

The key element in service utilization decisions made at the company's client level is trust in the reputation and reliability of the segway tours. The most important factor in this market will be the quality of the service and places of excursion. This is particularly so considering the various interests of individuals and groups as they strive to see as many places as possible. The very nature of our services dictates that the pricing of our services will vary according to distance traveled, as different customers opt to visit different areas and within specified time frames.

In our line of business, clients often compare segway tour companies directly, looking for two, or more, possible companies. However, they usually follow word of mouth recommendations obtained from hotels, travel agencies, government departments, car hire companies and other such related companies.

Services

View on Two, Inc. is a tour company that intends to deliver leisure tour excursions to customers. View on Two, Inc. intends to guide customers in selecting a tour(s) based on pre-defined vacation criteria and local historic interests. This analysis will be based on user profiles, set by the consumers, which includes preferences such as:

•           Budget
•           Activities sought
•           Destination, and
•           Time of Travel

A client will hence be able to select areas of interest based on their preferences and subsequently identify destinations to visit. The intention is to provide customers with access to exclusive tour destinations, service to fully appreciate destinations through information packages, not just sight-seeing, and access to special interest tours according to the group's/individual's preferences.

Market Analysis

The current drive and emphasis by the government on diversification of the tourism base away from the business sector presents an opportunity for View on Two, Inc. to make a valuable contribution towards achieving this goal. Having undertaken a thorough and comprehensive research of the market we realized that there was a need for a local tourist excursion company that focuses on providing local leisure excursions to tourists. This, also considering the fact that, potentially Charlotte's richest natural resource, the tourism industry is becoming an increasingly important player in the economy and may in the long term become a valuable resource in earning foreign exchange as such tours will be attractive entertainment options to visitors from other countries.

Aware of the fact that operating in such a market is largely dependent on good networking, we intend to establish networks and strategic relationships with various local historic destinations, restaurants, hotels, lodges and travel agents to ensure a steady stream of clients. However in so doing we intend to ensure that the service we provide is of extremely high quality and comfortable.

We intend to implement an aggressive marketing strategy, well supported by a dedication to our customer’s experience and efficient use of capital. The above prognosis influenced our decision to enter the segway tour industry

Market Segmentation

We will be focusing on those local tourists seeking leisure segway tours and excursions whilst on vacation in Charlotte, with the intention of letting them see and appreciate the numerous attractions in our city. Though we realize that the majority of our tourists come from outside Charlotte, we shall be mainly targeting those who often do not have transport or adequate knowledge about the city. Hence we shall be mainly targeting those who are not that mobile while visiting our city, but want to see as many sites as possible. These people often do not want to waste their money on hiring vehicles to move about by themselves, but instead want to be escorted around places of interest by a reliable source. Hence the need to professionally market ourselves and the services we provide, offering a service of uncompromised nature.

Target Market Segment Strategy

Our marketing strategy will be based mainly on making the right service(s) available to the right target customer. We will ensure that our services' prices take into consideration organizations' and peoples' budgets, and that these people know that we exist, appreciate the value of our services, and how to contact us. The marketing will convey the sense of quality in every picture, every promotion, and every publication. Our intention will be to target those individuals and groups looking for leisure activities and places to visit. We realize the need to focus our marketing message and our service offerings. We need to develop our message, communicate it, and make good on it. The decision to establish strategic alliances with several hotels, lodges and travel agencies is aimed at tapping our target market effectively and efficiently.

One core element of our strategy will be that of differentiation from our competitors. In terms of marketing we intend to ensure that our name and services are marketed on an extensive basis so that customers are aware of our existence. In price, we intend to offer reasonable and competitive prices in comparison to competition and we need to be able to sustain that. Our service marketing will strive to ensure that we establish long relationships with clients.

Marketing Expenses

Initial marketing and training expenses will be relatively high as we seek to become known in the market and staff get trained in the professional provisions of our services. This will be brought about by the development of sales literature and advertising expenses. As our market share increases and capital is generated, further marketing programs and the expansion of those in existence at the time will be undertaken, to ensure market development. However with time these programs will start generating revenue for the business, which we shall in turn reinvest.

Strategy and Implementation Summary

Initially View on Two, Inc. will focus on the local market in the adventure tour sector. The target customers will mainly include foreign tourists intending on sightseeing various attractions.

Our marketing strategy will emphasize focus. We are a relatively new company on the market and hence must focus on certain kinds of services with certain kinds of clients. Although there is no guarantee this will occur even if we successfully implement the strategies discussed herein, initially the business will focus on the local market, potentially expanding into the southeastern United States market as time progresses, and as we gain the necessary experience. Therefore the initial aim will be to instill awareness and confidence in our services. In order to achieve its goal of becoming the premier segway tour destination, View on Two , Inc. intends to adopt the following strategies:

1.           Establish View on Two, Inc. reputation as a differentiated, specialty provider of city/ adventure tours and excursions. This will be accomplished through a diverse marketing communications program directed at View on Two, Inc. market, utilizing various media as well as the establishment of strategic allies in the tourism industry to help funnel customers to our business.

2.           Provide unparalleled service to the tourists, local and international, in order to gain repeat business and build trust. This will include providing superior service in all phases of the transaction, including timely follow-through.

3.           Aggressively promote excursions as healthy, eye-opening and exciting activities with those who participate in them as appreciative of the finer things in life.

4.           We intend to build image and awareness through consistency and distinctiveness in our service provision.

Our strategy is to grow the business by nurturing clients, differentiating the service from our competitors, particularly through service and staff behavior. All criteria from customer satisfaction, service provision, price competitiveness to staff attitudes are to be looked at thoroughly in the initial stages as areas for improvement. Training will be conducted on a regular basis to ensure that our staff is fully meeting customer expectations. Alliances and collaboration with hotels, lodges and travel agencies are to be adopted as strategies for market penetration. We believe that the development of such relationships will result in referrals to our business as we share a target demographic. To entice referrals, we may offer discounts to tourists referred to by such businesses. Additionally, we will advertise in print media – mostly in publications distributed through hotels – and employ search engine optimization tactics on our website to generate traffic through local Google (and other applicable search engines) searches.

Through the implementation of a fair, effective and competitive remuneration policy we intend to optimize our human resource output and advancement. We need the right people in the right place at the right time if we are to ensure optimum growth. We intend to develop our team so that our people can grow as the company grows - a mutually beneficial relationship. We are currently vigorously searching and recruiting the right people for our organization

Sales Strategy

For the short term at least, the selling process will depend on personal selling/networking and advertising to lure and inform potential customers about the services we offer and the benefits of utilizing our services. Our marketing does not intend to affect the perception of need as much as knowledge and awareness of the service category.

SWOT Analysis

We intend to enter a highly lucrative market in a rapidly growing economy. We foresee our strengths as the ability to respond in a timely manner to the market dictates and to provide custom designed local tour excursions to travelers. Our key personnel will have a wide and thorough knowledge of the areas we intend to take travelers, which will go a long way towards penetrating the market. Below are the summarized strengths, weaknesses, opportunities and threats.

Strengths

•           Diversified client base: This will reduce our dependency on one particular market.
•           Combination of skills in employees: The directors intend to engage well-qualified and experienced employees to jointly develop business strategy and long-term plans, so as to attain company objectives.
•           Extensive advertising and marketing: The company will undertake extensive advertising and marketing, promoting both its name as well as service/product awareness. Hence an aggressive and focused marketing campaign with clear goals and strategies shall be one of our mainstays.

Weaknesses

•           Lack of a reputation in comparison to our competitors. This is due to the fact that we are still new on the market. However this shall be addressed as shown in the marketing section of this plan.
•           The introduction of new organizational practices and personnel who have not previously worked together presents a challenge to the organization.
•           A limited financial base compared to the major players in the industry.
•           Lack of clear strategic allies.

Opportunities

•           Current drive by local historic destinations towards encouraging the participation of education of the local area and history presents an opportunity which we may fully utilize.
•           Current growth rate of tourism (increasing more than 50% in the preceding 10 years, according to a study conducted by Governor Beverly Purdue’s office) presents an opportunity for ourselves which we may take advantage of. This is further supported by the current marketing campaigns by both the government and regional tourism body, the Regional Tourism Organization of Charlotte, NC, aimed at promoting tourism into the region.
•           Presently there is no reliable public transportation company to take tourists to areas of interest.
•           International tourism trends indicate that today's traveler wants a more enriching experience than that provided by conventional 'sun and sea' vacations

Threats

The present growth in the tourism sector may result in an increasing number of segway tours entering the market. This may led to increased competition emerging from a variety of given sources including:

•           Established travel agencies, hotels and lodges may look at the development of new lines and vertically integrate tours so as to provide additional services to clients.
•           New marketing strategies and tactics by established companies aimed at providing excursions of our intended nature.
•           Existing competition.
•           Other start-up segway tour companies generated by healthy local economic and tourism growth

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, David Hunter, who is also our sole officer and director. We look to Mr. Hunter for his entrepreneurial skills and talents. It is Mr. Hunter who provided us our business plan. For a discussion of Mr. Hunter’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Hunter will coordinate all of our business operations. Mr. Hunter has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing and tour guide employees based on the projected size of the market and the compensation necessary to retain qualified sales and tour guide employees.

We intend on hiring our first round of tour guides in March of 2014. Initially, we expect to pay our tour guides per tour. We expect to pay our tour guides $50 per 2 hour tour. Initially, we will only hire one person for our tour operations and our officer will run all administrative tasks. We expect to outsource our website and marketing to outside consultants.

Mr. Hunter is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the sales of tours, the set-up of marketing plans, and hiring appropriate personnel.

We intend to compensate our personnel well, so as to retain their invaluable expertise and to ensure job satisfaction and enrichment through delegation of authority. Our compensation will include health care, generous profit sharing, plus a minimum of three weeks vacation. View on Two, Inc. recognizes that our employees contribute fundamentally to the company's long-term prosperity, acknowledging our obligation to remunerate them competitively. We intend to enhance our capacity to attract and retain people of quality through competitive remuneration packages.

Financial Plan

The financial plan shall be essential if we are to meet our objectives. The intention is to finance growth through cash flow and equity.

There is need to develop a permanent system of receivables financing systems mutually agreed between us and our future customers. Hence in the financial plan we intend to have the following:

1.	A fundamental respect for giving our customers value, and for maintaining a healthy and congenial workplace.

2.	Cash flow as first priority, growth second, profits third.

3.	Respect for realistic forecasts, and conservative cash flow and financial management

Important Assumptions

The financial plan depends on important assumptions. From the beginning, we recognize that payment terms and hence collection days are critical, but not a factor we can influence easily. At least we are planning on the problem, and dealing with it. Interest rates, tax rates, and personnel burden are based on conservative assumptions.

We assume amongst other things a 60-day average collection period, sales entirely on invoice basis except for individuals who come directly to us, expenses mainly on a net 30 day basis, 30 days on average for payment of invoices, and present-day interest rates.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer tofile annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing. 10,597,572 shares will be offered for sale in this offering pursuant to Rule 144. Currently, there are 39 shareholders in the Company.

Critical Accounting Policies

 Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

View on Two, Inc. a Nevada company, is a development stage company incorporated in the State of Nevada in July 2012. We were formed to engage in the business providing tourists and visitors with historic segway tours in major cities throughout the United States. In July 2012, we commenced our planned principal operations, and therefore have no significant assets. To date, we solely developed our business plan.

Since our inception on July 10, 2012 to June 30, 2013, we have not generated any revenues, nor have we generated any profit or loss. During this time, we incurred operating expenses of $0 resulting in a cumulative profit of $0. To this point, our only business activity has been the formation of our corporate entity, creation and development of our business model, and analyzing the viability of our business. We believe that sales revenue, loans from our officer, and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

There were no revenues for the period from inception to June 30, 2013.

The company did not pay nor recognize any interest expense for the period ended Ju ne 30, 2013.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10q’s and 10k’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $ 2 ,185 in cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Hunter or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

If Mr. Hunter is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan will most likely not be on favorable terms. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $100,000 in order to purchase the equipment and space to get our Charlotte, North Carolina location up and running so that it may start generating revenues. $100,000 will be enough to fund our operations for the next 12 months, so long as we keep our operations to a minimum and are able to generate revenues.  We currently only have $ 2 ,185.  Therefore, the cash currently available to us will not enable us to develop the business to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our business and deployment of our business plan. We believe that the cash we have available will sustain us for approximately One (1) more month so long as we continuing operating in the manner that we are currently operating.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of  June 30, 2013, we have issued 10,597,572 shares of our common stock to various shareholders and our manager, David Hunter, in exchange for cash of and services. Specifically, On July 12, 2012, the Company sold 211,950 shares of its common stock to the Mr. Hunter in exchange for proceeds of $21. Service expense of $2,098 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 2701 Oxborough Drive, Matthews, NC 28105. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Hunter, our sole officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mr. Hunter does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Hunter to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Hunter, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. Hunter is the primary officer, director, and promoter of View on Two and developed the business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that the Over-the-Counter Bulletin Board will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, David Hunter from inception (July 12, 2012) to November 4, 2013.

Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings	Other Annual Compensation	Restricted Stock		Options

David Hunter,	2012	$-0-	$-0-	$-0-	$-0-	$-0-	$2,098	(1)	-0-
CEO, Director	2013	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-		-0-

(1)
Please see “Financial Instrument” under the heading “Summary of Significant Accounting Policies” for a discussion of the assumptions made in discerning the fair market value of Mr. Hunter’s stock award.

Mr. Hunter has not received any monetary compensation or salary since the inception of the Company. Mr. Hunter has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations. He has received 211,950 shares of restricted stock in exchange for his services in 2012.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to View on Two, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

View on Two did not grant any stock options to the executive officer during the most recent fiscal period ended  Ju ne 30, 2013. View on Two has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Hunter has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Vstock Transfer at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

REPORTS TO SECURITY HOLDERS

View on Two, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

VIEW ON TWO INC.
FINANCIAL STATEMENTS

Bongiovanni & Associates, CPA’s
FL Office 7951 SW 6th St., Suite. 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-892-8733 Fax: 704-892-6487

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of View on Two, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of View on Two, Inc. as of June 30, 2013 and the related statements of operations, changes in stockholders’ equity, and statements of cash flows for the period from inception (July 10, 2012) through June 30, 2013 and for the cumulative period from inception (July 10, 2012) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of View on Two, Inc. as of June 30, 2013, and the results of its operations, changes in stockholders’ equity and cash flows for the period from inception (July 10, 2012) through June 30, 2013 and for the cumulative period from inception (July 10, 2012) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital and recurring net losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/ Bongiovanni & Associates, CPA’s/
Bongiovanni & Associates, CPA’s
Certified Public Accountants
Cornelius, North Carolina
The United States of America
November 1, 2013

www.ba-cpa.net

View on Two Inc
(A Development Stage Company)
Balance Sheet

June 30, 2013
ASSETS
Current Assets
Cash	$2,185
Total Current Assets	2,185

TOTAL ASSETS	$2,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Officer advances	$-

Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity
Preferred stock ($0.0001 par value; 10,000,000 authorized; no shares issued and outstanding as of June 30, 2013)	-
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 10,597,572 shares issued and outstanding as of June 30, 2013)	1,060
Additional paid-in capital	104,916
Deficit accumulated during the development stage	(103,790)

Total Stockholders' Equity	2,185

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$2,185

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements.

View on Two Inc
(A Development Stage Company)
Statements of Operations

		Cumulative
	Period from	from July 10,
	July 10, 2012	2012 (inception)
	(inception) to	to
	June 30,	June 30,
	2013	2013

Revenues

Revenues	$-	-

Total Revenues	-	-

Operating Costs
Administrative expenses	8,750	8,750
Stock issued for services	95,040	95,040

Total Operating Costs	103,790	103,790

Net Income (Loss)	(103,790)	(103,790)

Basic earnings per share	$(0.01)	(0.01)

Weighted average number of common shares outstanding	10,510,576	10,510,576

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements.

View on Two Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balances, July 10, 2012 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	997,500	$100	$9,875		$9,975

Common stock issued for cash and services	9,600,072	$960	$95,041		$96,001

Net (Loss,), for the period				$(103,790)	$(103,790)

Balances, June 30, 2013	10,597,572	$1,060	$104,916	$(103,790)	$2,185

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements.

View on Two Inc
(A Development Stage Company)
Statements of Cash Flow

	Period from	Cumulative from
	July 10, 2012	July 10, 2012
	(Inception) to	(Inception) to
	June 30, 2013	June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(103,790)	(103,790)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock issued for services	95,040	95,040

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-

Net cash (used in) operating activities	(8,750)	(8,750)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	10,935	10,935

Net cash provided by financing activities	10,935	10,935

Net increase in cash	2,185	2,185

Cash at beginning of period	-	-

Cash at end of period	$2,185	2,185

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:

Interest	$-	-

Income Taxes	$-	-

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements.

V iew on Two, Inc.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
June 30, 2013

1. NATURE OF OPERATIONS

View on Two, Inc (“The Company”) was incorporated in the State of Nevada on July 10, 2012 to engage in the business of providing individual and group tours to leisure clients.  The Company is in the development stage with no revenues and a limited operating history.

2. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $103,790 , used cash from operations of $8,750 since its inception, and has a working capital of $2,185 at June 30, 2013.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company.  Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however there is no assurance of additional funding being available.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is June 30.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition
The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Development Stage Company
The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as a development stage enterprise.

Fair Value for Financial Assets and Financial Liabilities
The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2013, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended June 30, 2013.

Income Taxes
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At June 30, 2013, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements
The Company has reviewed all recently issued, but not yet effective, accounting pronouncements up to ASU 2013-07, and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4. DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of June 30, 2013 and to date has had no significant operations. Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

5. RELATED PARTY TRANSACTIONS

The President of the Company provides office premises to the Company for no compensation. The effect of this on the financial statements taken as a whole is immaterial.

6. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 common shares at par value of $.0001 and is authorized to issue 10,000,000 preferred shares at par value of $.0001.

During the period from July 10, 2012 (inception) to June 30, 2013, the Company issued 997,500 common shares for proceeds of $9,975.

On July 12, 2012, the Company sold 9,007,947 shares of its common stock to the founders of the Company in exchange for proceeds of $901. Service expense of $89,179 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price.

On July 12, 2012, the Company sold 211,950 shares of its common stock to the CEO of the Company in exchange for proceeds of $21. Service expense of $2,098 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price.

On July 12, 2012, the Company sold 380,175 shares of its common stock to the consultant of the Company in exchange for proceeds of $38. Service expense of $3,764 was recognized due to the fair value of the shares in excess of the $0.0001 per share purchase price.

At June 30, 2013, there are total of 10,597,572 common shares the Company issued and outstanding.

7. INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through June 30, 2013.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of June 30, 2013 is as follows:

2013

Total Deferred Tax Asset	$(3,060)
Valuation Allowance	3,060
Net Deferred Tax Asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended June 30, 2013 is as follows:

2013
Income tax computed at the federal statutory rate	35 .0%
State income tax, net of federal tax benefit	0.0%
Total	35 .0%
Valuation allowance	-35 .0%
Total deferred tax asset	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $3,060 during the period ended June 30, 2013.

As of June 30, 2013, the Company had a federal and state net operating loss carry forward in the amount of approximately $8,750  which expires in the year 2033.

8. SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period ended June 30, 2013 is summarized as follows:

Cash paid during the period ended June 30, 2013 for interest and income taxes:

2013
Interest	$-
Taxes	$-

9. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events , the Company has evaluated subsequent events through November 1, 2013, the date of issuance of these audited financial statements. There were no significant subsequent events through November 1, 2013.

Prospectus
_______________________

View on Two
2701 Oxborough Drive
Matthews, NC 28105
980-722-2256 telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$11.87
Blue Sky fees and expenses	500.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Total	$10,511.87

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

997,500 shares were issued to various persons for consideration totaling $9,975 in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated July 10, 2012. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Shareholder Name	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering
Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
David G Galloway	28,500	0
David Hunter	211,950	0
David Temple	28,500	0
Dayna Critz	28,500	0
Dianne Keller	28,500	0
Edward A Reule	28,500	0
G9 Holdings, LLC (1)	4,503,973	0
George Critz	28,500	0
GW Grace, LLC (2)	4,503,974	0
J Stephen Keller	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely	28,500	0
James Duckworth	28,500	0
Joan Beaulieu	28,500	0
John S Lewis	28,500	0
Joseph McMurry	28,500	0
Katy Kapas	28,500	0
Kelly H Young	28,500	0
Kotaya Griffith	28,500	0
Leigh Ann Neely	28,500	0
Lisa McMurry	28,500	0
Marion Palmer	28,500	0
Michael J Kapas	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Nicole McCarthan	28,500	0
Paige M Lewis	28,500	0
Pamela A Mullican	28,500	0
Patricia Duckworth	28,500	0
Richard Beaulieu	28,500	0
Robert J Palmer	28,500	0
Sara Duckworth	28,500	0
Sara Palmer	28,500	0
Thomas D Young	28,500	0
Tim Helms	28,500	0
William S Conner	28,500	0
Winchester Investments, LLC (3)	380,175	0

(1)	Theresa Garvin is the Manager of G9 Holdings, LLC

(2)	Forest Garvin is the Manager of GW Grace, LLC

(3)	Dave Utley is the Manager of Winchester Investments, LLC

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1*	Subscription Agreement
3.1*	Certificate of Incorporation
3.2*	By-Laws
4.1*	Specimen Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality
23.1	Consent of Bongiovanni & Associates, CPAs
______________
* Previously Filed

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser ; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Matthews, NC, on November 4, 2013.

View on Two, Inc.

By:	/s/ David Hunter
David Hunter,
Chief Executive Officer,
Director and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ David Hunter	President and Director (Principal Executive, Financial and	November 4, 2013
David Hunter	Accounting Officer)

/s/ David Hunter	Vice President and Secretary	November 4, 2013
David Hunter

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

VIEW ON TWO , INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	Filed Previously
3.1	Certificate of	Filed Previously
3.2	By-Laws	Filed Previously
4.1	Stock Certificate Specimen	Filed Previously
5.1	Opinion and Consent of Jillian Ivey Sidoti, Esq. regarding legality	Filed herewith
23.1	Consent of Bongiovanni & Associates, CPAs	Filed herewith